UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2015

TREVENA, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-36193	26-1469215
(Commission File No.)	(IRS Employer Identification No.)

1018 West 8th Avenue, Suite A

King of Prussia, PA 19406

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (610) 354-8840

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                Entry into a Material Definitive Agreement.

On April 13, 2015 (the “Effective Date”), Trevena, Inc. (the “Company”) entered into a first amendment (the “First Amendment”) to the loan and security agreement dated as of September 19, 2014 (the “Agreement”) with Oxford Finance LLC, as collateral agent and lender (“Oxford”) and Square 1 Bank, as lender (“Square 1”, and together with Oxford, the “Lenders”).

Under the Agreement, the Lenders agreed to lend the Company up to $35.0 million in a series of term loans. Upon entering into the Agreement on September 19, 2014, the Company borrowed $2.0 million from the Lenders (“Term Loan A”). Under the terms of the Agreement, the Company may, at its sole discretion, borrow from the Lender:

•                  up to an additional $16.5 million (“Term Loan B”), at any time on or before June 30, 2015 since the Company has satisfied specified conditions precedent related to the results of the Company’s ongoing Phase 2 studies of TRV130; and

•                  an additional $16.5 million (“Term Loan C”), at any time on or before March 31, 2016, subject to the Company’s satisfaction of specified conditions precedent related to the results of the Company’s ongoing Phase 2 studies of TRV027, as described in the Agreement.

Under the First Amendment, the period during which the Company can draw Term Loan B has been modified to the period beginning on October 1, 2015 and ending on December 31, 2015.

The description of the First Amendment contained herein does not purport to be complete and is qualified in its entirety by reference to the First Amendment, attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                     Exhibits

Number	Description
10.1	First Amendment to Loan and Security Agreement, dated April 13, 2015, by and among Trevena, Inc., as borrower, Oxford Finance LLC, as collateral agent and lender, and Square 1 Bank, as lender.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREVENA, INC.

Date: April 13, 2015	By:	/s/ John M. Limongelli
John M. Limongelli
Sr. Vice President, General Counsel and Secretary

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EXHIBIT INDEX

Exhibit
Number	Description

10.1	First Amendment to Loan and Security Agreement, dated April 13, 2015, by and among Trevena, Inc., as borrower, Oxford Finance LLC, as collateral agent and lender, and Square 1 Bank, as lender.

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